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                                                                    EXHIBIT 4(x)

                              CERTIFICATE OF TRUST

                  The undersigned, the trustees of SSBH Capital IV, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
Section 3810, hereby certify as follows:

                  (a) The name of the business trust being formed hereby (the "Trust") is "SSBH Capital IV."

                  (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                  Chase Manhattan Bank Delaware
                  1201 Market Street
                  Wilmington, Delaware  19801

                  (c) This Certificate of Trust shall be effective as of the date of filing.

Dated:  October 24, 1997



                                            /s/ Charles W. Scharf
                                            ------------------------------------
                                            Name:  Charles W. Scharf, as
                                                                 Regular Trustee


                                            /s/ Michael J. Day
                                            ------------------------------------
                                            Name:  Michael J. Day, as
                                                                 Regular Trustee


                                            CHASE MANHATTAN BANK DELAWARE,
                                            as Trustee


                                            /s/ John J. Cashin
                                            ------------------------------------
                                            Name:  John J. Cashin
                                            Title:  Vice President